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                                    UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                TRAVELERS GROUP INC.
                (Exact name of registrant as specified in its Charter)

     Delaware                                                   52-1568099
(State of incorporation                                     (I.R.S. Employer
  or organization)                                          Identification no.)



388 Greenwich Street
New York, New York                                                10013
(Address of principal executive offices)                       (zip code)

If this Form relates to                            If this Form relates to the
the registration                                   registration of a class of
of a class of debt securities                      debt securities
and is effective upon filing                       and is to become effective
pursuant to General Instruction                    simultaneously with the
A(c)(1) please check                               effectiveness of a concurrent
the following                                      registration statement under
box / /                                            the Securities Act of 1933
                                                   pursuant to General
                                                   Instruction A(c)(2) please
                                                   check the following box / /

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                          Name of Each Exchange on
      to be so Registered                          Which Each Class is to be
                                                   Registered

Depositary Shares, each representing               New York Stock Exchange
1/5th of a share of 6.365% Cumulative
Preferred Stock, Series F


Securities to be registered pursuant to Section 12(g) of the Act:

                                                            (None)


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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        See the information set forth under the headings "Description of Preferred Stock Offered Hereby" and "Description of Depositary Shares" in the Registration Statement on Form S-3 (No. 333-27155) and "Description of Series F Preferred Stock" and "Description of Depositary Shares" in the Prospectus Supplement dated June 11, 1997 filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the "Act").

Item 2. Exhibits.

        2.1 Registration Statement on Form S-3 (No. 333-27155) of the Registrant (the "Registration Statement").

        2.2 Certificate of Designation of 6.365% Cumulative Preferred Stock, Series F, of the Registrant, incorporated by reference to Exhibit 4.01 to the Registrant's Current Report on Form 8-K dated June 11, 1997.

        2.3   Form of Deposit Agreement, incorporated by reference to Exhibit
              4.18 to the Registration Statement.

        2.4   Form of Depositary Receipt, incorporated by reference to
              Exhibit 4.19 to the Registration Statement.

        2.5 Prospectus Supplement dated June 11, 1997 filed pursuant to Rule 424(b)(5) of the Act.



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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            TRAVELERS GROUP INC.


                                            By  /s/ Robert Matza
                                               --------------------
                                                 Robert Matza
                                                 Vice President
                                                 and Treasurer



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